Archer Daniels Midland Company 4666 Faries Parkway Decatur, Ill. 62526

ADM Reports Fourth Quarter 2012 Earnings of $284 Million or $0.43 per Share
Adjusted EPS of $0.38, down from year-ago quarter
Segment operating profit declined on negative ethanol margins and weaker Ag Services results
For the full fiscal year, dividends and share repurchases of nearly $1 billion

DECATUR, Ill., July 31, 2012 – Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2012. The company reported net earnings for the quarter of $284 million, or $0.43 per share, down from $0.58 per share in the same period one year earlier. Adjusted earnings per share1 were $0.38. Segment operating profit1 was $544 million.

For the fiscal year ended June 30, 2012, net earnings were $1.2 billion, or $1.84 per share. Adjusted earnings per share were $2.25. Segment operating profit was $2.5 billion.

“In a challenging fourth quarter, solid results from our global oilseeds business, particularly in South America, were more than offset by negative U.S. ethanol margins and weaker U.S. merchandising results,” said ADM Chairman and CEO Patricia Woertz.

“As we look ahead, while drought has reduced the potential size of the U.S. corn crop, we are tracking the development of other crops in North America and Europe,” added Woertz. “While U.S. crop carryouts are expected to be low, we have an experienced business team to manage through this environment.

“Conditions like these demonstrate the vital role of our global agribusiness. As weather has regional effects on crops, we respond by working with our customers to provide the best alternatives to meet their needs from all growing regions of the world.”

Fourth Quarter 2012 Highlights

•	Adjusted EPS of $0.38 excludes a LIFO credit of $0.05 per share.
•	Oilseeds Processing performed well; the decline of $118 million was primarily due to the absence of significant favorable timing effects and weaker results in cocoa and other.
•	Corn Processing results decreased $48 million as negative ethanol margins more than offset improved results from sweeteners and starches.
•	Agricultural Services profit fell $222 million, as tight U.S. crop supplies impacted both export volumes and U.S. merchandising results.
•	Other Financial results increased $11 million on lower insurance loss reserves.
•	ADM returned $160 million to shareholders in the quarter. For the fiscal year, ADM returned nearly $1 billion to shareholders.

1 Non-GAAP financial measures, see pages 5 and 12 for explanations and reconciliations

Adjusted EPS of 38 Cents, down 31 Cents

Adjusted EPS decreased primarily due to lower segment operating profit, partially offset by lower corporate expenses.

The effective tax rate for the quarter was 30 percent, resulting in an annual rate of 30 percent.

Oilseeds Earnings Down on Absence of Year-Ago Timing Gains and Weakness in Cocoa and Other

Oilseeds operating profit in the fourth quarter was $331 million, down $118 million from the same period one year earlier.

Crushing and origination operating profit was $150 million, down $76 million from the year-ago quarter. Significantly improved South American soybean and origination results were offset by lower North American softseeds crushing margins, and the absence of favorable mark-to-market timing effects in Europe that benefited the prior year. The net decrease in results from timing effects was approximately $70 million.

Refining, packaging, biodiesel and other generated a profit of $84 million for the quarter, down $6 million mainly on weaker biodiesel results from Europe.

Cocoa and other results declined $19 million, primarily due to weaker cocoa press margins in the quarter.

Oilseeds results in Asia for the quarter were down $17 million from the prior year’s fourth quarter, principally reflecting ADM’s share of the results from its equity investee Wilmar International Limited.

Corn Processing Results Lower on Negative Ethanol Margins

Corn processing operating profit was $74 million, a decrease of $48 million from the same period one year earlier.

Sweeteners and starches operating profit increased $124 million to $135 million, amid continued good sweetener export demand and higher average selling prices. The year-ago quarter’s results were negatively impacted by higher net corn costs related to the timing effects of economic hedges, whose mark-to-market gains were recognized earlier in the fiscal year.

Bioproducts results in the quarter decreased $172 million to a loss of $61 million. Significantly weaker ethanol results more than offset improvements in other bioproducts businesses. Industry ethanol replacement margins were negative throughout the quarter, as the industry supply continued to exceed demand.

Agricultural Services Results Fall on Lower U.S. Exports

Agricultural Services operating profit was $123 million, down $222 million from the same period one year earlier.

Merchandising and handling earnings fell $152 million to $30 million due to lower U.S. merchandising results and lower U.S. crop supplies, which reduced North American export volumes. Results for the quarter also reflected an increase in loss provisions of approximately $40 million.

Transportation results increased $5 million to $17 million.

Excluding last year’s $78 million gain related to ADM’s share of Gruma S.A.B. de C.V.’s sale of assets, Milling and other results were steady.

Other Financial Results Slightly Up

In the fourth quarter, operating profit from ADM’s Other Financial businesses was $16 million, up $11 million from the same period one year earlier. The improvement was primarily a result of lower captive insurance loss reserves, and better results at ADM Investor Services.

Current Landscape Assessment

The smaller South American spring harvest means that the U.S. is currently the primary global supplier of soybeans and meal. U.S. corn and soybean yields have been reduced by drought; wheat was less affected. Generally high crop prices will encourage large planted acreage in South America. Global protein meal demand remains good. Poor margins have lowered U.S. ethanol industry production which is reducing inventories. Demand for corn sweeteners remains solid, supported by exports.

Conference Call Information

ADM will host a conference call and audio webcast Tuesday, July 31, 2012, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call.

To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial (888) 522-5398 in the U.S. or (706) 902-2121 if calling from outside the U.S. The access code is 95403712.

A replay of the call will be available from Aug. 1, 2012 to Aug. 6, 2012. To listen to the replay by telephone, dial (855) 859-2056 in the U.S. or (404) 537-3406 if calling from outside the U.S. The access code is 95403712. To listen to the replay online, visit www.adm.com/webcast.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve vital needs. Today, 30,000 ADM employees around the globe convert oilseeds, corn, wheat and cocoa into products for food, animal feed, industrial and energy uses. With more than 270 processing plants, 420 crop procurement facilities, and the world’s premier crop transportation network, ADM helps connect the harvest to the home in more than 160 countries. For more information about ADM and its products, visit www.adm.com.

Archer Daniels Midland Company

Media Relations Contact
David Weintraub
217-424-5413

Investor Relations Contact
Ruth Ann Wisener
217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results(1)
A non-GAAP financial measure (unaudited)

	Quarter ended June 30			Year ended June 30
	2012	2011	Change	2012	2011	Change
	(in millions)
Oilseeds Processing Operating Profit
Crushing and origination	$150	$226	$(76)	$641	$925	$(284)
Refining, packaging, biodiesel and other	84	90	(6)	295	342	(47)
Cocoa and other	52	71	(19)	183	240	(57)
Asia	45	62	(17)	183	183	-
Total Oilseeds Processing	$331	$449	$(118)	$1,302	$1,690	$(388)

Corn Processing Operating Profit
Sweeteners and starches	$135	$11	$124	$335	$330	$5
Bioproducts	(61)	111	(172)	(74)	749	(823)
Total Corn Processing	$74	$122	$(48)	$261	$1,079	$(818)

Agricultural Services Operating Profit
Merchandising and handling	$30	$182	$(152)	$493	$807	$(314)
Transportation	17	12	5	125	117	8
Milling and other	76	151	(75)	329	399	(70)
Total Agricultural Services	$123	$345	$(222)	$947	$1,323	$(376)

Other Operating Profit
Financial	16	5	11	15	39	(24)
Total Other	$16	$5	$11	$15	$39	$(24)

Segment Operating Profit	$544	$921	$(377)	$2,525	$4,131	$(1,606)

Corporate Results
LIFO credit (charge)	$50	$52	$(2)	$10	$(368)	$378
Interest expense - net	(112)	(115)	3	(423)	(445)	22
Unallocated corporate costs	(67)	(94)	27	(360)	(326)	(34)
Gains on interest rate swaps	-	-	-	-	30	(30)
Other	1	-	1	13	(7)	20
Total Corporate	$(128)	$(157)	$29	$(760)	$(1,116)	$356

Earnings Before Income Taxes	$416	$764	$(348)	$1,765	$3,015	$(1,250)

Total segment operating profit is ADM’s consolidated income from operations before income tax that excludes certain corporate items. Management believes that segment operating profit is a useful measure of ADM’s performance because it provides investors information about ADM’s business unit performance excluding certain corporate overhead costs. Total segment operating profit is a non-GAAP financial measure and is not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

(1) Beginning fourth quarter fiscal 2012, ADM realigned segment operating profit to reflect a change in how the company manages its businesses.  As a result, ADM now reports Cocoa processing results as part of a new category in Oilseeds called “Cocoa and Other” and Milling results in an Agricultural Services category called “Milling and Other”.  In addition, beginning fourth quarter fiscal 2012, the company discontinued the allocation of working capital interest to the operating segments.  Prior periods have been restated to conform to the current period presentation.

Quarterly Segment Operating Profit and Corporate Results (1)
A non-GAAP financial measure (unaudited)
	Quarter ended				Fiscal Year	Quarter ended				Fiscal Year
	Sept’11	Dec'11	Mar'12	June'12	2012	Sept'10	Dec'10	Mar'11	June'11	2011
	(in millions)
Oilseeds Processing Operating Profit
Crushing and origination	$106	$121	$264	$150	$641	$170	$127	$402	$226	$925
Refining, packaging, biodiesel, and other	55	77	79	84	295	78	81	93	90	342
Cocoa and other	2	(30)	159	52	183	(32)	156	45	71	240
Asia	57	41	40	45	183	57	46	18	62	183
Total Oilseeds Processing	$220	$209	$542	$331	$1,302	$273	$410	$558	$449	$1,690

Corn Processing Operating Profit
Sweeteners and starches	$30	$75	$95	$135	$335	$148	$122	$49	$11	$330
Bioproducts	153	(204)	38	(61)	(74)	197	281	160	111	749
Total Corn Processing	$183	$(129)	$133	$74	$261	$345	$403	$209	$122	$1,079

Agricultural Services Operating Profit
Merchandising and handling	$209	$106	$148	$30	$493	$102	$366	$157	$182	$807
Transportation	28	53	27	17	125	33	53	19	12	117
Milling and other	86	81	86	76	329	78	96	74	151	399
Total Agricultural Services	$323	$240	$261	$123	$947	$213	$515	$250	$345	$1,323

Other Operating Profit
Financial	$(5)	$22	$(18)	$16	$15	$(42)	$52	$24	$5	$39
Total Other	$(5)	$22	$(18)	$16	$15	$(42)	$52	$24	$5	$39

Segment Operating Profit	$721	$342	$918	$544	$2,525	$789	$1,380	$1,041	$921	$4,131

Corporate Results
LIFO credit (charge)	$126	$(59)	$(107)	$50	$10	$(123)	$(254)	$(43)	$52	$(368)
Interest expense - net	(98)	(99)	(114)	(112)	(423)	(113)	(101)	(116)	(115)	(445)
Unallocated corporate costs	(84)	(71)	(138)	(67)	(360)	(73)	(66)	(93)	(94)	(326)
Gains (losses) on interest rate swaps	-	-	-	-	-	(31)	55	6	-	30
Debt buyback/exchange	(4)	-	-	-	(4)	-	-	-	(8)	(8)
Other	(1)	8	9	1	17	13	(16)	(4)	8	1
Total Corporate	$(61)	$(221)	$(350)	$(128)	$(760)	$(327)	$(382)	$(250)	$(157)	$(1,116)

Earnings Before Income Taxes	$660	$121	$568	$416	$1,765	$462	$998	$791	$764	$3,015

(1) Beginning fourth quarter fiscal 2012, ADM realigned segment operating profit to reflect a change in how the company manages its businesses.  As a result, ADM now reports Cocoa processing results as part of a new category in Oilseeds called “Cocoa and Other” and Milling results in an Agricultural Services category called “Milling and Other”.  In addition, beginning fourth quarter fiscal 2012, the company discontinued the allocation of working capital interest to the operating segments.  Prior periods have been restated to conform to the current period presentation.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Year ended
	June 30		June 30
	2012	2011	2012	2011
	(in millions, except per share amounts)

Net sales and other operating income	$22,675	$22,870	$89,038	$80,676
Cost of products sold	21,862	21,772	85,370	76,376
Gross profit	813	1,098	3,668	4,300
Selling, general and administrative expenses	(394)	(423)	(1,626)	(1,611)
Equity in earnings of unconsolidated affiliates	106	208	472	542
Investment income	24	39	112	136
Interest expense	(116)	(129)	(441)	(482)
Asset impairment, exit and restructuring costs	-	-	(437)	-
Other income (expense) – net	(17)	(29)	17	130
Earnings before income taxes	416	764	1,765	3,015
Income taxes	(123)	(385)	(523)	(997)
Net earnings including noncontrolling interests	293	379	1,242	2,018
Less: Net earnings (losses) attributable to noncontrolling interests	9	(2)	19	(18)
Net earnings attributable to ADM	$284	$381	$1,223	$2,036

Diluted earnings per common share	$0.43	$0.58	$1.84	$3.13

Average number of shares outstanding	661	652	666	654

Other income (expense) - net consists of:
Net gain on marketable securities transactions	$1	$9	$25	$12
Gain on Golden Peanut revaluation	-	-	-	71
Gains on interest rate swaps	-	-	-	30
Debt buyback/exchange costs	-	(15)	(12)	(15)
Other – net	(18)	(23)	4	32
	$(17)	$(29)	$17	$130

Summary of Financial Condition
(unaudited)

	June 30, 2012	June 30, 2011
	(in millions)
NET INVESTMENT IN
Working capital	$16,113	$16,339
Property, plant, and equipment	9,812	9,500
Investments in and advances to affiliates	3,388	3,240
Long-term marketable securities	262	666
Other non-current assets	1,137	1,283
	$30,712	$31,028

FINANCED BY
Short-term debt	$2,108	$1,875
Long-term debt, including current maturities	8,212	8,444
Deferred liabilities	2,223	1,871
Shareholders’ equity	18,169	18,838
	$30,712	$31,028

Summary of Cash Flows
(unaudited)
	Year Ended
	June 30
	2012	2011
	(in millions)
Operating Activities
Net earnings	$1,242	$2,018
Depreciation and amortization	848	877
Asset impairment charges	391	2
Other – net	98	(5)
Changes in operating assets and liabilities	340	(5,232)
Total Operating Activities	2,919	(2,340)
Investing Activities
Purchases of property, plant and equipment	(1,477)	(1,247)
Net assets of businesses acquired	(241)	(218)
Marketable securities – net	648	(285)
Cash held in a deconsolidated entity	(130)	-
Other investing activities	78	75
Total Investing Activities	(1,122)	(1,675)
Financing Activities
Long-term debt borrowings	97	1,564
Long-term debt payments	(358)	(417)
Net borrowings under lines of credit	197	1,381
Debt repayment premium and costs	(32)	(21)
Shares issued related to equity unit conversion	-	1,750
Purchases of treasury stock	(527)	(301)
Cash dividends	(455)	(395)
Other	(43)	23
Total Financing Activities	(1,121)	3,584
Increase (decrease) in cash and cash equivalents	676	(431)
Cash and cash equivalents - beginning of period	615	1,046
Cash and cash equivalents - end of period	$1,291	$615

Segment Operating Analysis
(unaudited)

	Quarter Ended		Year Ended
	June 30		June 30
	2012	2011	2012	2011
	(In '000 metric tons)
Processed volumes
Oilseeds	7,793	7,038	31,161	29,630
Corn	6,036	6,039	24,618	23,412
Milling and Cocoa	1,680	1,725	7,156	7,179
Total processed volumes	15,509	14,802	62,935	60,221

	Quarter Ended		Year Ended
	June 30		June 30
	2012	2011	2012	2011
	(In millions)
Net sales and other operating income(1)
Oilseeds Processing	$9,663	$9,259	$34,715	$29,908
Corn Processing	2,828	2,841	12,114	9,908
Agricultural Services	10,147	10,743	42,082	40,750
Other	37	27	127	110
Total net sales and other
operating income	$22,675	$22,870	$89,038	$80,676

(1) Prior periods have been restated to conform to the current period presentation.

Segment Operating Analysis
(unaudited)
	Quarter ended				Fiscal Year
	Sept'11	Dec'11	Mar'12	June'12	2012
	(In '000 metric tons)
Processed volumes
Oilseeds	7,018	8,191	8,159	7,793	31,161
Corn	6,111	6,297	6,174	6,036	24,618
Milling and Cocoa	1,881	1,855	1,740	1,680	7,156
Total processed volumes	15,010	16,343	16,073	15,509	62,935

	Quarter ended				Fiscal Year
	Sept'10	Dec'10	Mar'11	June'11	2011
	(In '000 metric tons)
Processed volumes
Oilseeds	7,075	7,834	7,683	7,038	29,630
Corn	5,834	5,908	5,631	6,039	23,412
Milling and Cocoa	1,885	1,819	1,750	1,725	7,179
Total processed volumes	14,794	15,561	15,064	14,802	60,221

	Quarter ended				Fiscal Year
	Sept'11	Dec'11	Mar'12	June'12	2012
	(In millions)
Net sales and other operating income(1)
Oilseeds Processing	$9,071	$8,266	$7,715	$9,663	$34,715
Corn Processing	3,293	3,158	2,835	2,828	12,114
Agricultural Services	9,510	11,854	10,571	10,147	42,082
Other	28	28	34	37	127
Total net sales and other operating income	$21,902	$23,306	$21,155	$22,675	$89,038

	Quarter ended				Fiscal Year
	Sept'10	Dec'10	Mar'11	June'11	2011
	(In millions)
Net sales and other operating income(1)
Oilseeds Processing	$7,056	$6,608	$6,985	$9,259	$29,908
Corn Processing	2,155	2,449	2,463	2,841	9,908
Agricultural Services	7,561	11,845	10,601	10,743	40,750
Other	27	28	28	27	110
Total net sales and other operating income	$16,799	$20,930	$20,077	$22,870	$80,676

(1) Prior periods have been restated to conform to the current period presentation.

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)
	Quarter Ended		Year Ended
	June 30		June 30
	2012	2011	2012	2011

Reported Earnings Per Share (fully-diluted)	$0.43	$0.58	$1.84	$3.13
Adjustments:
LIFO charge/(credit) (a)	(0.05)	(0.05)	(0.01)	0.35
Asset impairment, exit and restructuring charges (b)	-	-	0.41	-
Debt buyback/exchange costs (c)	-	0.01	0.01	0.01
Gain on Golden Peanut revaluation (d)	-	-	-	(0.07)
Gain on Gruma assets sale (e)	-	(0.07)	-	(0.07)
Gain on interest rate swaps (f)	-	-	-	(0.03)
Start-up costs (g)	-	0.02	-	0.09
Adjust quarterly effective tax rate to fiscal year average (h)	-	0.20	-	-
Early debt remarketing dilution impact (i)	-	-	-	0.04
Adjusted Earnings Per Share (non-GAAP)	$0.38	$0.69	$2.25	$3.45

(a)	The Company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.
(b)	The exit costs and asset impairment charges related primarily to the PHA business and global workforce reduction program, tax effected using the applicable U.S., European and South American tax rates.
(c)	The pretax costs incurred to extinguish or modify the Company’s outstanding debt prior to maturity, tax effected using the Company’s U.S. effective income tax rate.
(d)
The gain on the revaluation of the Company’s equity interest in Golden Peanut as a result of the acquisition of the remaining 50% interest, tax effected at the Company’s U.S. effective income tax rate.

(e)	The Company’s share of the gain related to the sale of Gruma’s assets, tax effected at the Company’s U.S. effective income tax rate.
(f)
The gains on changes in fair value of certain financial instruments that were held as de-designated accounting hedges for long-term debt that was re-marketed in fiscal 2011, tax effected at the Company’s U.S. effective income tax rate.

(g)	The costs incurred related to the Company’s new bioproducts plants included in Corn Processing, tax effected using the Company’s U.S. effective income tax rate.
(h)	The impact to fourth-quarter fiscal 2011 EPS if the fiscal year 2011 final effective income tax rate of 33% were used.
(i)
The impact of applying the if-converted method of calculating diluted EPS to the 44 million shares issued in Q4 fiscal 2011. The if-converted method assumed that the shares were outstanding at the beginning of the third quarter of fiscal 2011.

Adjusted EPS is ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items as more fully described above. Management believes that Adjusted EPS is a useful measure of ADM’s performance because it provides investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. Adjusted EPS is a non-GAAP financial measure and is not intended to replace or be an alternative to EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts in the tables above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item.